Subsidiary List         Exhibit 21
As of June 30, 2020

Name:	State or other Jurisdiction of Incorporation:
Access Data Corp.	Delaware
ActivePath Solutions Ltd.	Israel
Bonaire Software Solutions, LLC	Massachusetts
Broadridge Analytics Solutions Limited	United Kingdom
Broadridge Asia Pacific Limited	Hong Kong
Broadridge (Australia) Pty. Ltd.	Australia
Broadridge BPO Holding LLC	Delaware
Broadridge Business Process Outsourcing, LLC	Delaware
Broadridge Business Process Outsourcing (Canada), Inc.	Canada
Broadridge City Networks (UK) Limited	United Kingdom
Broadridge Corporate Issuer Solutions, Inc.	Pennsylvania
Broadridge Customer Communications Canada, ULC	British Columbia
Broadridge Czech Republic s.r.o.	Czech Republic
Broadridge (Deutschland) GmbH	Germany
Broadridge Financial Solutions International, Ltd.	United Kingdom
Broadridge Financial Solutions (India) Private Limited	India
Broadridge Financial Solutions Ltd.	United Kingdom
Broadridge Financial Solutions (Canada) Corp.	Canada
Broadridge Financial Solutions Limited (South Africa) Branch Branch	South Africa
Broadridge Fixed Income Liquidity Solutions, LLC (1)	Delaware
Broadridge Fluent Solutions, LLC	Delaware
Broadridge France SAS	France
Broadridge FX and Liquidity Solutions, LLC	Delaware
Broadridge Holdings, LLC	Delaware
Broadridge Investor Communications Corporation	Canada
Broadridge Investor Communication Solutions, Inc.	Delaware
Broadridge (Japan) Ltd.	Japan
Broadridge Mail, LLC	Delaware
Broadridge Managed Solutions, Inc.	Delaware
Broadridge Nederland I B.V.	Netherlands
Broadridge Nederland II B.V.	Netherlands
Broadridge Nederland III B.V.	Netherlands
Broadridge Output Solutions, Inc.	Delaware
Broadridge Poland sp. z o.o.	Poland
Broadridge RPM Technologies Corporation	Canada
Broadridge Rus LLC	Russia
Broadridge Securities Processing Solutions, LLC	Delaware
Broadridge (Singapore) Private Limited	Singapore
Broadridge Software Limited (Canada)	Canada
Broadridge SPS, LLC	Delaware
Broadridge (Suisse) S.A.	Switzerland
Broadridge Trading Trf. Corp.	Delaware
BR REC, LLC	New York

Name:	State or other Jurisdiction of Incorporation:
BR NYC Solutions, Inc.	Delaware
BR ICS (Canada) ULC	Nova Scotia
BR (Canada) Holdings Inc.	Ontario
Broadridge Ireland Limited	Ireland
Clear Structure Financial Technology, LLC	Delaware
Fund Buyer Focus Limited	United Kingdom
Funds Library Limited	United Kingdom
Fi360, Inc.	Delaware
ICJ Inc. (1)	Japan
Investigo Corporation	Minnesota
Matrix Trust Company	Colorado
Matrix Settlement & Clearance Services, LLC	New York
Matrix Financial Solutions, Inc.	Delaware
QED Financial Systems, Inc.	New Jersey

(1) Less than 100% owned

2